UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2013

CHS Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000
Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01 Entry into a Material Definitive Agreement.
On March 4, 2013, CHS Inc., a Minnesota corporation (“CHS”), ConAgra Foods, Inc., a Delaware corporation (“ConAgra Foods”), Cargill, Incorporated, a Delaware corporation (“Cargill”) and HM Luxembourg, a Luxembourg Société à responsabilité limitée (“Newco”), entered into a Master Agreement (the “Master Agreement”) and related arrangements pursuant to which CHS, ConAgra Foods and Cargill (the “Owners”) agreed to form a joint venture (the “Joint Venture”). This Joint Venture will combine the North American flour milling operations and related businesses operated through the ConAgra mills division of ConAgra Foods, on the one hand, and the Horizon Milling joint venture of CHS and Cargill, on the other hand (each, a “Business”). On March 5, 2013, CHS, ConAgra Foods and Cargill issued a joint press release announcing the transaction. A copy of the press release is furnished as Exhibit 99.1.

Immediately following the closing of the transaction, the Joint Venture will be operated by Newco and ConAgra Foods and Cargill will each hold 44% of the total issued share capital of Newco, and CHS will hold 12% of the total issued share capital of Newco. The board of Newco initially will be comprised of five members, with two nominated by each of ConAgra Foods and Cargill and one nominated by CHS. The board of Newco's operating subsidiaries (the “Operating Subsidiaries”) will be comprised of seven members, with three nominated by each of ConAgra Foods and Cargill and one nominated by CHS. In general, most decisions of the board of Newco and the Operating Subsidiaries will require the assent of individuals appointed by both ConAgra Foods and Cargill. Certain decisions will require the approval of all of the Owners, either directly or through their designees to the boards of Newco or the Operating Subsidiaries, including: changes in the scope of the business; a sale of all or substantially all of the assets of Newco or its Operating Subsidiaries; certain mergers; the approval of the annual budgets of the Operating Subsidiaries; and modifications to the organizational documents of Newco or the Operating Subsidiaries.

Newco will be required to make cash distributions to the Owners on at least a semi-annual basis in proportion to each Owner's ownership interest. The amount of these cash distributions will, in general, be at least equal to 50% of the cash generated by the Joint Venture and available for distribution, as reasonably determined by the boards of the Joint Venture and the Operating Subsidiaries, and taking into account working capital and other similar needs.

The Joint Venture is expected to be financed upon closing through the borrowing of funds from third-party sources, which may include a combination of term loans and a revolving credit facility (the “Financing”). Securing third-party financing in an aggregate amount of no less than $600 million on terms that are commercially reasonable and that do not, among other things, require credit support to be provided by any Owner, is a condition to close. Immediately upon completion of the Financing, all of the net proceeds thereof will be distributed to the Owners. The distribution will be approximately proportional to the Owners' ownership interests in Newco, except that each Owner's distribution will be adjusted to reflect any deviations in the working capital contributions of such Owner from specified target amounts and ConAgra Foods will receive a distribution that is slightly higher proportionally than its percentage ownership.

As an ongoing operation, it is intended that the Joint Venture will be funded solely from its net cash flow from operations and third-party financing.

The ownership interests in Newco will be subject to customary restrictions on transfer, including a five-year prohibition on transfers without the consent of the other Owners, and rights of first offer and rights of first refusal for transfers taking place after that date.

In connection with the closing, the parties will also enter into various ancillary agreements. These ancillary agreements include an Alliance Agreement that includes, among other things, a covenant of the Owners not to compete with the Joint Venture in certain areas relating to the dry milling of wheat and durum into flour and the marketing, distribution and/or sale of flour products in the United States, Canada and Puerto Rico. These ancillary agreements also include certain supply and services agreements pursuant to which the Operating Subsidiaries will supply ConAgra Foods with flour, Cargill will supply the Operating Subsidiaries with certain wheat products, CHS will supply the Operating Subsidiaries with certain wheat and durum products, Cargill and CHS will provide the Operating Subsidiaries certain strategic account management services and Cargill will provide the Operating Subsidiaries with certain sales representative services.

The Master Agreement includes customary representations, warranties, covenants and indemnification obligations of the Owners relating to the contributed Businesses. The Owners' obligations under the Master Agreement to complete the Joint Venture are conditioned upon the receipt of antitrust approvals in applicable foreign jurisdictions, the absence of any pending proceeding initiated by any governmental entity seeking to enjoin the closing, the availability of the financing as described above, and certain other customary closing conditions. It is anticipated that the transaction will close late in calendar year 2013. The Master Agreement also includes customary termination rights, including a right of the parties to terminate the transaction if it has not closed by March 30, 2014 (which may be extended to June 30, 2014 in certain financing-related circumstances).

Until the closing, the Owners will continue to operate their respective milling businesses as independent businesses.

As noted above, CHS previously formed the Horizon Milling joint venture with Cargill. In addition, CHS conducts a portion of its grain marketing operations through TEMCO, LLC, a 50% joint venture with Cargill.

Cautionary Statement Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on CHS's current expectations and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding expected synergies and benefits of the potential combination of the flour milling businesses of CHS, ConAgra Foods and Cargill, expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the timing to consummate a potential transaction among CHS, ConAgra Foods and Cargill; the ability and timing to obtain required regulatory approvals and satisfy other closing conditions; the Joint Venture's ability to realize the cost synergies contemplated by the potential transaction; the Joint Venture's ability to promptly and effectively integrate the business of CHS, ConAgra Foods and Cargill; the availability and prices of raw materials, including any negative effects caused by inflation and adverse weather conditions; future economic circumstances; industry conditions; the Joint Venture's ability to execute its operating plans; the competitive environment and related market conditions; operating efficiencies; access to capital; actions of governments and regulatory factors affecting the Joint Venture's businesses; and other risks and uncertainties pertinent to CHS and discussed in CHS's filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. CHS undertakes no obligation to update or revise statements contained in this report to reflect future events or circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release issued by CHS Inc. dated March 5, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

March 5, 2013	By:	/s/ David A. Kastelic

Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer